UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MILLS MUSIC TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14c-f5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MILLS MUSIC TRUST

C/O HSBC Bank USA, N.A., Corporate Trust Issuer Services,

452 Fifth Avenue, New York, New York 10018-2706

August 9, 2013

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the registered owners of Trust Certificates (the “Unit Holders”) representing interests (the “Trust Units”) in Mills Music Trust (the “Trust”):

You are cordially invited to attend a meeting of Unit Holders on August 29, 2013, at 10:00 AM Eastern Standard Time at The McGraw-Hill Building, 1221 Avenue of the Americas New York, NY 10020 in the McGraw Hall room.

The meeting is being called at the request of persons that collectively beneficially own more than 15% of the total outstanding Trust Units in accordance with the terms of the Trust’s governing document, the Declaration of Trust, dated December 3, 1964, as amended (the “Declaration of Trust”), by HSBC Bank USA, N.A., the Corporate Trustee (the “Corporate Trustee”). The meeting was requested in order to consider and vote upon the nomination and appointment of successor individual trustees.

The Declaration of Trust provides for the appointment of up to two successor individual trustees and the Trust does not currently have any individual trustees. Previously, the individual trustees were Stephen Tenenbaum, who resigned in November 1990, and Bernard D. Fischman, who died in July 2001. Since July 2001, the Corporate Trustee has remained the sole trustee of the Trust.

The Unit Holders requesting the meeting have advised the Corporate Trustee that they currently do not have any nominees they would like to put forth as successor individual trustees. It is anticipated that nominations will be made at the meeting by Unit Holders that are in attendance. The Corporate Trustee makes no recommendation to Unit Holders with regard to the appointment of any successor individual trustees.

The Corporate Trustee believes that it is appropriate for any individual nominee for trustee to distribute to Unit Holders documentation containing the information required under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended, relating to nominations of directors and executive officers. The Corporate Trustee intends to cause any representative appointed by it to chair the meeting to require such information be distributed prior to any vote on the matter, if such representative is elected as permanent Chairman of the meeting in accordance with the Declaration of Trust.

Please find enclosed a notice of the meeting to Unit Holders and an information statement describing certain details regarding the meeting and the Trust. The information statement and the Trust’s Annual Report on Form 10-K for fiscal year ended December 31, 2012, are available on the SEC’s web site at http://www.sec.gov.

Pursuant to the Declaration of Trust, only registered owners of Trust Certificates as shown by the registration books maintained by the Corporate Trustee at the close of business on August 6, 2013 (the “Record Date”) are entitled to notice of and to vote at the meeting. The names of registered owners of Trust Certificates will be verified against the Corporate Trustee’s list of registered owners contained in its registration books prior to their being admitted to the meeting.

PERSONS THAT BENEFICIALLY OWN TRUST UNITS IN “STREET NAME” THROUGH A BANK, BROKER, TRUSTEE, OR OTHER NOMINEE ON THE RECORD DATE WILL NOT BE ADMITTED TO THE MEETING OR ENTITLED TO VOTE.

VOTING BY MAIL-IN PROXY OR MAIL-IN BALLOT AT THE MEETING IS NOT PERMITTED. PROXIES AND BALLOTS RECEIVED THROUGH THE MAIL WILL NOT BE ACCEPTED.

Unit Holders will only be entitled to vote at the meeting by attending the meeting either in person or by a representative duly authorized in writing. Pursuant to the Declaration of Trust, the signature of the holder of such written authorization need not be witnessed or notarized.

Each representative that intends to act on behalf of a Unit Holder that is a legal entity (i.e., not a real person) must present written evidence of authority to act in the form of: (a) in the case of a Unit Holder that is a trust, a notice of appointment or acceptance as trustee, or (b) a certified and written resolution from the Unit Holder’s governing body authorizing the representative to act. If the certified and written resolution authorizes the representative to act by a power of attorney, a copy of such power of attorney must also be presented.

To minimize potential for delay of the meeting, Unit Holders or their representatives are encouraged to provide the Corporate Trustee with such documentation at least three business days in advance of the meeting at either: (a) the email address elena.zheng@us.hsbc.com, or (b) the mailing address C/O HSBC Bank USA, N.A., Corporate Trust Issuer Services, Attn.: Elena Zheng, 452 Fifth Avenue, New York, New York 10018-2706. Failure to provide this necessary documentation may prevent you from attending and voting at the meeting.

Unit Holders or their representatives should also be prepared to present a form of government-issued photo identification for admission to the meeting. Persons that do not provide such photo identification will not be admitted to the meeting. For security reasons, bags may be subject to search prior to admittance to the meeting.

A number of Unit Holders may wish to speak at the meeting. In fairness to all Unit Holders at the meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced by the Corporate Trustee.

The attached information statement is dated August 9, 2013 and is being mailed to Unit Holders on or about the same date by the Corporate Trustee.

Sincerely,

/S/    ELENA ZHENG

Elena Zheng

Trust Officer of the Corporate Trustee

HSBC Bank USA, N.A.

MILLS MUSIC TRUST

C/O HSBC Bank USA, N.A. Corporate Trust Issuer Services,

452 Fifth Avenue, New York, New York 10018-2706

NOTICE OF MEETING OF UNIT HOLDERS

TO BE HELD ON AUGUST 29, 2013

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A meeting of the registered owners of Trust Certificates (the “Unit Holders”) representing interests (the “Trust Units”) in Mills Music Trust (the “Trust”) will be held on August 29, 2013, at 10:00 AM Eastern Standard Time at The McGraw-Hill Building, 1221 Avenue of the Americas New York, NY 10020 in the McGraw Hall room.

The meeting is being called at the request of persons that collectively beneficially own more than 15% of the total outstanding Trust Units in accordance with the terms of the Trust’s governing document, the Declaration of Trust, dated December 3, 1964, as amended (the “Declaration of Trust”), by HSBC Bank USA, N.A., the Corporate Trustee (the “Corporate Trustee”). The meeting was requested in order to consider and vote upon the nomination and appointment of successor individual trustees.

The Corporate Trustee makes no recommendation to Unit Holders with regard to the appointment of successor individual trustees.

The Corporate Trustee has fixed the close of business on August 6, 2013 as the record date (the “Record Date”) for determining those Unit Holders entitled to vote at the meeting and any adjournment or postponement of the meeting.

By order of the Corporate Trustee,

/S/    ELENA ZHENG

Elena Zheng

Trust Officer of the Corporate Trustee

HSBC Bank USA, N.A.

MILLS MUSIC TRUST

C/O HSBC Bank USA, N.A. Corporate Trust Issuer Services,

452 Fifth Avenue, New York, New York 10018-2706

DEFINITIVE INFORMATION STATEMENT

AUGUST 9, 2013

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

HSBC Bank USA, N.A., the Corporate Trustee (the “Corporate Trustee”) of Mills Music Trust (the “Trust”), is distributing this information statement in connection with a meeting of the registered owners of Trust Certificates (the “Unit Holders”) representing interests (the “Trust Units”) in the Trust, as shown by the registration books maintained by the Corporate Trustee, that will be held on August 29, 2013, at 10:00 AM Eastern Standard Time at The McGraw-Hill Building, 1221 Avenue of the Americas New York, NY 10020 in the McGraw Hall room.

The meeting is being called at the request of persons that collectively beneficially own more than 15% of the total outstanding Trust Units in accordance with the terms of the Trust’s governing document, the Declaration of Trust, dated December 3, 1964, as amended (the “Declaration of Trust”), by the Corporate Trustee. The meeting was requested in order to consider and vote upon the nomination and appointment of successor individual trustees.

See the section headed “REQUEST FOR A UNIT HOLDER MEETING” for further information regarding the request to hold a meeting received by the Corporate Trustee.

The Declaration of Trust provides for the appointment of up to two successor individual trustees and the Trust does not currently have any individual trustees. Previously, the individual trustees were Stephen Tenenbaum, who resigned in November 1990, and Bernard D. Fischman, who died in July 2001. Since July 2001, the Corporate Trustee has remained the sole trustee of the Trust.

The Unit Holders requesting the meeting have advised the Corporate Trustee that they currently do not have any nominees they would like to put forth as successor individual trustees. It is anticipated that nominations will be made at the meeting by Unit Holders that are in attendance. The Corporate Trustee makes no recommendation to Unit Holders with regard to the appointment of any successor individual trustees.

The Corporate Trustee believes that it is appropriate for any individual nominee for trustee to distribute to Unit Holders documentation containing the information required under Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended, relating to nominations of directors and executive officers. The Corporate Trustee intends to cause any representative appointed by it to chair the meeting to require such information be distributed prior to any vote on the matter, if such representative is elected as permanent Chairman of the meeting in accordance with the Declaration of Trust.

The Corporate Trustee is mailing this information statement to Unit Holders on or about August 9, 2013.

VOTING INFORMATION

Record Date

The Corporate Trustee has fixed the close of business on August 6, 2013 as the record date (the “Record Date”) for determining those Unit Holders entitled to vote at the meeting and any adjournment or postponement of the meeting.

Persons Entitled to Vote

Pursuant to the Declaration of Trust, only registered owners of Trust Certificates as shown by the registration books maintained by the Corporate Trustee at the close of business on the Record Date are entitled to notice of and to vote at the meeting. At the close of business on the Record Date, the Trust had a total of 277,712 Trust Units outstanding, held by 137 Unit Holders. The names of registered owners of Trust Certificates will be verified against the Corporate Trustee’s list of registered owners contained in its registration books prior to their being admitted to the meeting.

PERSONS THAT BENEFICIALLY OWN TRUST UNITS IN “STREET NAME” THROUGH A BANK, BROKER, TRUSTEE, OR OTHER NOMINEE ON THE RECORD DATE WILL NOT BE ADMITTED TO THE MEETING OR ENTITLED TO VOTE.

VOTING BY MAIL-IN PROXY OR MAIL-IN BALLOT AT THE MEETING IS NOT PERMITTED. PROXIES AND BALLOTS RECEIVED THROUGH THE MAIL WILL NOT BE ACCEPTED.

Unit Holders will only be entitled to vote at the meeting by attending the meeting either in person or by a representative duly authorized in writing. Pursuant to the Declaration of Trust, the signature of the holder of such written authorization need not be witnessed or notarized.

Each representative that intends to act on behalf of a Unit Holder that is a legal entity (i.e., not a real person) must present written evidence of authority to act in the form of: (a) in the case of a Unit Holder that is a trust, a notice of appointment or acceptance as trustee, or (b) a certified and written resolution from the Unit Holder’s governing body authorizing the representative to act. If the certified and written resolution authorizes the representative to act by a power of attorney, a copy of such power of attorney must also be presented.

To minimize potential for delay of the meeting, Unit Holders or their representatives are encouraged to provide the Corporate Trustee with such documentation at least three business days in advance of the meeting at either: (a) the email address elena.zheng@us.hsbc.com, or (b) the mailing address C/O HSBC Bank USA, N.A., Corporate Trust Issuer Services, Attn.: Elena Zheng, 452 Fifth Avenue, New York, New York 10018-2706. Failure to provide this necessary documentation may prevent you from attending and voting at the meeting.

Unit Holders or their representatives should also be prepared to present a form of government-issued photo identification for admission to the meeting. Persons that do not provide such photo identification will not be admitted to the meeting. For security reasons, bags may be subject to search prior to admittance to the meeting.

A number of Unit Holders may wish to speak at the meeting. In fairness to all Unit Holders at the meeting, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced by the Corporate Trustee.

Required Vote

Pursuant to the Declaration of Trust, each Unit Holder entitled to vote shall have one vote for each Trust Unit he or she holds. The affirmative vote of the holders of a majority of the Trust Units issued and outstanding on the Record Date will be required to elect a successor individual trustee. Consequently, abstentions will have the effect of votes against any proposed candidates.

Quorum Requirement

Pursuant to the Declaration of Trust, a quorum at the meeting may exist only to take action on the particular matter for which the meeting was called, which matter is the nomination and appointment of any successor individual trustees. A quorum at the meeting for the purpose of appointing successor individual trustees will consist of the presence of registered owners of Trust Certificates, or their duly authorized representatives, representing a majority of the Trust Units issued and outstanding on the Record Date.

If less than a quorum is present at the meeting, Unit Holders holding a majority in interest of the Trust Units represented at the meeting may adjourn the meeting with the same effect and for all intents and purposes as though a quorum had been present.

BACKGROUND REGARDING THE TRUST

Organization and Purpose of the Trust

The Trust was created by the Declaration of Trust for the purpose of acquiring from Mills Music, Inc. (“Old Mills”), the rights to receive payment of a deferred contingent purchase price obligation (the “Contingent Portion”) payable to Old Mills. The obligation to pay the Contingent Portion arose as the result of the sale by Old Mills of its music and lyric copyright catalogue to a newly formed company pursuant to an asset purchase agreement dated December 5, 1964. The amounts are currently payable by EMI Music Publishing (“EMI”), the current owner and administrative entity for the copyrighted materials. Payment of the Contingent Portion to the Trust continues until the end of the year in which the last copyright in the Catalogue expires and cannot be renewed.

The Trust distributes the Contingent Portion payments it receives from EMI to Unit Holders after payment of expenses and liabilities of the Trust. The Declaration of Trust provides that these are the Trust’s sole responsibilities and that the Trust is prohibited from engaging in any business activities.

The Trust Units are traded on the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “MMTRS”.

Governance of the Trust

The Trust is not a corporate entity and does not have, nor does the Declaration of Trust provide for, officers or a board of directors. The Declaration of Trust provides for a Corporate Trustee and two individual trustees to undertake and discharge the Trust created by the Declaration of Trust in accordance with the terms and conditions thereof.

The Declaration of Trust provides that trustees are required to hold the legal and equitable title to all property at any time constituting a part of the Trust’s estate and are required to hold such property in trust to be administered and disposed of by the trustees pursuant to the terms of the Declaration of Trust for the benefit of the Unit Holders.

HSBC Bank USA, N.A. (or its predecessor, Marine Midland Bank), a national banking association organized under the laws of the United States, has been the Corporate Trustee of the Trust since February 1965. The Trust does not currently have any individual trustees.

The Trust has not adopted its own code of ethics (as defined in Item 406 of Regulation S-K under the Securities Exchange Act of 1934) as the Trust is managed by the Corporate Trustee and thus relies on the Corporate Trustee to abide by its Statement of Business Principles and Code of Ethic, which is available on the Corporate Trustee’s website at http://www.us.hsbc.com.

The Trust is not a corporate entity and thus does not have an Audit Committee. The Trust has established a policy with regard to audit, audit-related and certain non-audit engagements of its independent auditors. Under this policy, the Trust annually approves certain limited, specified recurring services which may be provided by the Trust’s accountant or independent auditors. All other engagements for services to be performed by the Trust’s independent auditors must be separately pre-approved by the Trust. Joel Faden of Joel Faden CPA, P.C. acts as Chief Financial Individual providing accounting services for the Trust.

REQUEST FOR A UNIT HOLDER MEETING

The Corporate Trustee received a letter, dated April 24, 2013, from the law firm Taylor & McNew LLP stating that it is acting on behalf of certain Unit Holders holding Trust Units that collectively beneficially own more than 15% of the total outstanding Trust Units. The letter requested that the Corporate Trustee call a meeting of the Unit Holders to nominate and appoint successor individual trustees, but did not name any proposed nominees.

The Declaration of Trust requires that a meeting be called by the trustees after receiving a written request to call a meeting from at least 15% in interest of the Trust Certificate holders. The Corporate Trustee is calling the meeting solely as a response to the letter referenced above in accordance with the terms of the Declaration of Trust for the purpose of nominating and appointing successor individual trustees. The Corporate Trustee makes no recommendation to Unit Holders with regard to the appointment of any successor individual trustees.

INFORMATION REGARDING INDIVIDUAL TRUSTEES

The Appointment of Individual Successor Trustees

The affirmative vote of the holders of a majority of the Trust Units issued and outstanding on the Record Date will be required to elect a successor individual trustee. The Declaration of Trust provides that individual trustees must be individual citizens and residents of the United States.

Term of Appointment for Individual Trustees

Pursuant to the Declaration of Trust, individual trustees serve until their removal, resignation, incapacity, or death.

Trustee Compensation

The compensation paid to trustees is governed by the Declaration of Trust. The Declaration of Trust provides that each trustee shall receive as compensation for services as a trustee under the Declaration of Trust the sum of $2,500 per annum, subject to certain limitations. In addition, if a trustee renders any unusual or extraordinary services to the Trust, such trustee is entitled to receive additional compensation for such usual or extraordinary service, subject to certain limitations and to prior confirmation by Unit Holders holding a majority interest in the Trust. Compensation payable to each trustee is paid quarterly or at such other times as the trustees may determine.

In addition, each trustee is entitled to be reimbursed by the Trust for all expenses reasonably incurred by the trustee in the performance of the trustee’s duties carried out in accordance with the Declaration of Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Corporate Trustee as of the Record Date, the only persons who beneficially owned more than 5% of the Trust Units are as follows:

Name and Address of Beneficial Owner	Number of Trust Units Owned	Percent of Trust Units Outstanding(1)

MPL Communications, Ltd. 41 West 54th Street New York, New York 10019	79,609	28.67%

First Eagle Investment (2) Management, LLC 1345 Avenue of the Americas NY, NY 10018	33,892	12.20%

Michael E. Reiss 104 West Chestnut Suite 356 Hinsdale, IL 60521	15,400	5.45%

(1)	Based on 277,712 Trust Units outstanding.
(2)	As reported on Schedule 13G/A filed with the SEC on February 11, 2013.

The Corporate Trustee does not own any of the Trust Units. The Declaration of Trust does not provide for any stock awards, option awards, non-equity incentive plan compensation, change in pension value or nonqualified deferred compensation earnings for trustees or any other parties.

Except as described herein, the trustee knows of no arrangements, including the pledge of Trust Units, the operation of which may at a subsequent date result in a change in control of the Trust.

OTHER INFORMATION

Mailing of Information Statement and Expenses

This information statement will be distributed by mail. The information statement and the Trust’s Annual Report on Form 10-K for fiscal year ended December 31, 2012, are available on the SEC’s web site at http://www.sec.gov. The Trust will bear the expenses in connection with the distribution of this information statement and the meeting, including printing and mailing this information statement to Unit Holders.

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders and is not required to do so by the Declaration of Trust. The Corporate Trustee will call a meeting of Unit Holders if it receives a request to do so that is in accordance with the Declaration of Trust, by Unit Holders holding Trust Units that collectively represent more than 15% of the total outstanding Trust Units.

ADDITIONAL INFORMATION

The Trust files annual, quarterly and periodic reports and other information with the Securities and Exchange Commission (the “SEC”). The Trust’s SEC filings are available to the public over the internet on the SEC’s web site at http://www.sec.gov. The Declaration of Trust is included as an exhibit to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street, NE Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction and mailing, upon written request to the Corporate Trustee, HSBC Bank USA, N.A. Corporate Trust Issuer Services, 452 Fifth Avenue, New York, New York 10018-2706.